UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 901E Cambridge, Massachusetts
(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 27, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of KalVista Pharmaceuticals, Inc. (the “Company”) adopted a form of Performance-Based Restricted Stock Unit Award Agreement (“PSU Agreement”) that is intended to serve as a standard form of agreement for awards of performance-based restricted stock units (“PSUs”) under the Company’s 2017 Equity Incentive Plan (the “Plan”). In accordance with the Plan, PSUs issued pursuant to the PSU Agreement will become eligible to vest upon the achievement of one or more performance goals established by the Committee and the satisfaction of any time-based vesting requirement, as applicable. A performance goal can be any metric that is set forth in the Plan, including any metric that is capable of measurement as determined by the Committee and can be applied to the Company as a whole or any business unit or subsidiary of the Company. The form of PSU Agreement is filed together with the Company’s forms of other equity award agreements as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Forms of Equity Award Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Name:	Benjamin L. Palleiko
Title:	Chief Financial Officer

Date: June 29, 2018